UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)2))

☐	Definitive Information Statement

SINGLEPOINT INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction, computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

SCHEDULE 14C INFORMATION STATEMENT

Information Statement Pursuant to Regulation 14C

of the Securities Exchange Act of 1934 as amended

SINGLEPOINT INC.

2999 North 44th Street, Suite 530

Phoenix, Arizona 85018

Telephone: (888) 682-7464.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Stockholder:

This Information Statement (the “Information Statement”) has been filed with the Securities and Exchange Commission (the “Commission”) and is being furnished to the holders (the “Stockholders”) of shares of Common Stock, par value $0.0001 per share (the “Common Stock”), of Singlepoint Inc., a Nevada corporation (the “Company”) for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. We are sending you this Information Statement to notify you that on or about July 26, 2022, the Stockholders holding the voting power of a majority of our Common Stock and Class A Stock (as defined below) (the “Majority Stockholders”) approved the following actions (the “Corporate Actions”) by written consent in lieu of a meeting of Stockholders:

1. Authorize the Board of Directors to amend the Company’s Articles of Incorporation to undertake a reverse split (the “Reverse Split”) of our Common Stock and Class A Convertible Preferred Stock (the “Class A Stock”) at a ratio up to one-for-one hundred (1-for-100) as determined by the Board of Directors of the Company (the “Board”), and the Company’s Class B Convertible Preferred Stock (the “Class B Stock”), Class C Preferred Stock(the “Class C Stock”), Class D Preferred Stock (the “Class D Stock”), and Class E Preferred Stock (the “Class E Stock”) shall be adjusted pursuant to the terms of the respective Certificates of Designation for each Class of Preferred Stock of the Corporation. The Reverse Split is to be effected within one year of the date consent was obtained in conjunction with a listing of the Common Stock of the Company on NASDAQ or NYSE. Fractional shares will be rounded up to the nearest whole.

This Information Statement is furnished for the purposes of informing Shareholders, in the manner required under the Securities Exchange Act of 1934, as amended, of the Corporate Actions before they are consummated. Shareholders of the Company are not entitled to exercise dissenters’ rights in connection with the Corporate Actions. The Corporate Actions described in this Information Statement will not become effective until at least 20 calendar days following the date of mailing of this Information Statement to our Shareholders. Record ownership will be determined as of , 2022, which we refer to as the Record Date.

As described in this Information Statement, the Majority Stockholders, collectively representing approximately 54% of the voting power of the shares of Common Stock of the Company, approved the Corporate Actions by written consent in lieu of a meeting of Stockholders.

2

Our Board of Directors ratified the foregoing Corporate Actions by written consent on July 5, 2022.

Our Board of Directors is not soliciting your proxy or consent in connection with the Corporate Actions. You are urged to read this Information Statement carefully and in its entirety for a description of the Corporate Actions taken by the Majority Stockholders. Stockholders who were not afforded an opportunity to consent or otherwise vote with respect to the Corporate Actions taken have no right under Nevada corporate law or the Company’s Articles of Incorporation or Bylaws to dissent or require a vote of all Stockholders.

The entire cost of furnishing this Information Statement will be borne by the Company.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(c) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C. PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE APPROVAL OF THE CORPORATE ACTIONS.

By order of the Board of Directors of

Singlepoint Inc.
Date: ———, 2022

3

FORWARD-LOOKING STATEMENTS

This Information Statement and the other reports filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to differ materially from the results, performance or achievements expressed or implied by any such forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or other variations on these words or words of similar import. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors. In light of these uncertainties, stockholders are cautioned not to place undue reliance on the information contained in forward-looking statements. Except as specified in applicable SEC regulations, the Company is not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

4

SINGLEPOINT INC.

2999 North 44th Street, Suite 530

Phoenix, Arizona 85018

Telephone: (888) 682-7464.

Summary

This Information Statement is being furnished to the Shareholders of Singlepoint Inc., a Nevada corporation, in connection with the prior approval by our Board of Directors, and the approval by written consent of a majority of our Shareholders, for the Reverse Split.

Vote Required, Manner Of Approval

Approval to amend the current Articles of Incorporation of the Company under the Nevada Revised Statutes (“NRS”) requires the affirmative vote of the holders of a majority of the voting power of the Company.

Section 78.320 of the NRS provides, in substance, that, unless the Company’s Articles of Incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding voting stock holding not less than the minimum number of votes that would be necessary to approve such action at a stockholders meeting. Under the applicable provisions of the NRS, this action is effective when written consents from holders of record of a majority of the outstanding voting power are executed and delivered to the Company.

In accordance with the NRS, the affirmative vote on the Corporate Actions of at least a majority of the outstanding voting power has been obtained. As a result, no vote or proxy is required by the stockholders to approve the Corporate Actions.

Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Act”), the Corporate Actions cannot take effect prior to the filing of a Certificate of Amendment with the Nevada Secretary of State approximately twenty (20) days after the Mailing Date, which is anticipated to be on or about _______, 2022.

VOTING SECURITIES

The Company is currently authorized to issue up to 5,000,000,000 shares of Common Stock, 80,000,000 shares of Class A Stock, 1,500 shares of Class B Stock, 1,500 of Class C Stock , 2,000 of Class D Stock , and 1,550 shares of Class E Stock. As of the Record Date, we had 96,742,752 shares of Common Stock issued and outstanding, 76,108,617 shares of Class A Stock, 0 shares of Class B Stock issued and outstanding, 19 shares of Class C Stock issued and outstanding, 2,000 shares of Class D Stock issued and outstanding, and 1,550 shares of Class E stock issued and outstanding. Each share of Class A Stock is convertible at any time into 25 shares of Common Stock. No dividends are payable unless declared by the Board of Directors. Each share of Class A Stock votes with the shares of Common Stock and is entitled to 50 votes per share. Shares of Class B Stock, Class C Stock, Class D Stock and Class E Stock are entitled to vote on matters submitted to shareholders of Common Stock on an as converted basis subject to the Beneficial Ownership Limitations set forth in the Certificates of Designation for each such Class of Preferred Stock.

5

Dissenting Stockholders

Under Nevada law, stockholders are not entitled to dissenters’ rights with respect to the Corporate Actions contemplated hereby.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth, as of October 10, 2022 certain information concerning the beneficial ownership of our capital stock, including our Common Stock, and Class A Stock, by:

•	each director;

•	each named executive officer;

•	all of our executive officers and directors as a group; and

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of any class of our outstanding stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes general voting power and/or investment power with respect to securities. Shares of Common Stock issuable upon exercise of options or warrants that are currently exercisable or exercisable within 60 days of the record date, and shares of Common Stock issuable upon conversion of other securities currently convertible or convertible within 60 days, are deemed outstanding for computing the beneficial ownership percentage of the person holding such securities but are not deemed outstanding for computing the beneficial ownership percentage of any other person. Under the applicable SEC rules, each person’s beneficial ownership is calculated by dividing the total number of shares with respect to which they possess beneficial ownership by the total number of outstanding shares. In any case where an individual has beneficial ownership over securities that are not outstanding but are issuable upon the exercise of options or warrants or similar rights within the next 60 days, that same number of shares is added to the denominator in the calculation described above. Except otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws.

Percentages based on 96,742,752 shares of Common Stock outstanding and 76,108,657 of Class A Stock outstanding as of October 10, 2022. For purposes of this disclosure, we have assumed that all shares of preferred stock other than the Class A Convertible Preferred Stock will cease to be outstanding. Each share of Class A Stock votes with the shares of Common Stock and is entitled to 50 votes per share. Unless otherwise indicated, the address of each person or entity named below is c/o Singlepoint Inc. 2999 N. 44th St. Suite 530 Phoenix, Arizona 85018.

6

	Shares of Common Stock Beneficially Owned		Shares of Class A Stock Owned(1)		Total Voting Power Beneficially Owned
	No.	%	No.	%	No.	%
5% Stockholders
Brenda Lambrecht	-	-	18,681,489	24.6%	934,074,450	23.9%
Named Executive Officers and Directors
Wil Ralston	296,416	*	19,363,285	25.4%	968,460,666	24.8%
Eric Lofdahl(2)	414,639	*	10,771,000	14.2%	538,964,639	13.8%
Corey Lambrecht	334,001	*	12,175,000	16.0%	609,084,001	15.6%
Tony Thomas (3)
Jim Rulfs	224,925	*	-	-	224,925	-
All executive officers and directors as a group (4 individuals)(3)	1,269,981	1.3%	42,309,285	55.6%	2,116,734,231	54.2%

* Less than 1%.

(1)

Each share of Class A Stock is convertible at any time into 25 shares of Common Stock, totaling 1,902,715,425 shares of Common Stock, as of October 10, 2022, assuming full conversion of all outstanding shares.

(2)	Includes 10,350,000 shares of Class A Stock held in an entity controlled by Mr. Lofdahl.
effective automatically upon the effectiveness of the Registration Statement as declared by the SEC and upon acceptance and completion of an up-listing to the NASDAQ or NYSE.

(3)	Appointed to the Board effective automatically upon the effectiveness of the Registration Statement as declared by the SEC and upon acceptance and completion of an up-listing to the NASDAQ or NYSE.

REVERSE SPLIT

Summary of Reverse Split

The Corporate Actions include the authorization for the Board of Directors to amend the Company’s Articles of Incorporation to undertake a reverse split (the “Reverse Split”) of our Common Stock and Class A Stock up to one-for-one hundred (1-for-100) as determined by the Board of Directors, and the Class B Stock, Class C Stock, Class D Stock and Class E Stock shall be adjusted pursuant to the terms of the respective Certificates of Designation for each Class of Preferred Stock of the Corporation. The Reverse Split is to be effected within one year of the date consent was obtained in conjunction with a listing of the Common Stock of the Company on NASDAQ or NYSE. Fractional shares will be rounded up to the nearest whole. . Once implemented, the Reverse Split would result in: each holder of our Common Stock and Class A Stock on the Record Date owning fewer shares of Common and Class A Stock, respectively than they owned immediately before the Reverse Split; the Class B Stock, Class C Stock, Class D Stock and Class E Stock shall be adjusted pursuant to the terms of the respective Certificates of Designation for each Class of Preferred Stock of the Company; and our outstanding warrants, and other convertible rights will become exercisable to purchase a fewer number of shares of Common Stock at an exercise price per share increased by the factor of the Reverse Split. Fractional shares, options and warrants will be rounded up to the nearest whole.

We will be authorized to implement the Reverse Split within the foregoing parameters if we chose to do so within one year from the date consent was obtained. If and when implemented, we will cause our stock transfer agent to provide each Shareholder of record written notice of such implementation together with a description of the effect thereof.

The Reverse Split will not affect in any manner the rights and preferences of our shareholders. There will be no change in the voting rights, right to participate in stock or cash dividends, or rights upon the liquidation or dissolution of the Company of holders of Common Stock; nor will the Reverse Split affect in any manner the ability of our shareholders to sell under Rule 144 or otherwise engage in market transactions in accordance with federal and state securities laws.

7

The Reverse Split will also result in an automatic adjustment of any and all outstanding options, warrants and other rights exercisable or convertible into shares of our Common Stock. The adjustment will consist of an increase in the exercise price or conversion value per share by the factor of the Reverse Split and the number of shares issuable upon exercise or conversion will be reduced by the same factor. All other relative rights and preferences of holders of outstanding options, warrants and other rights convertible or exercisable into shares of our Common Stock shall remain unchanged.

We believe that the Reverse Split is in the best interest of the Company and our shareholders for several reasons including allowing the Company to complete a listing on a national exchange such as NASDAQ or NYSE.

The Company believes it is in the best interest of all shareholder to become listed on NASDAQ or NYSE, and believes that the effectuation of the Reverse Split will assist the Company in meeting the listing qualifications. It is the intent of the Company to only effect a Reverse Split upon approval to list on a national exchange.

Principal Effects of the Reverse Stock Split

If approved and implemented, the principal effects of a reverse stock split would include the following:

•	Depending upon the ratio for the Reverse Split selected by the board, up to every one hundred (100) outstanding shares of the Common Stock and Class A Stock will be combined into one new share of Common Stock and Class A Stock respectively;

•	The number of shares of Common Stock and Class A stock issued and outstanding will be reduced proportionately, based upon the ratio selected by the board;

•	Proportionate adjustments would be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding warrants entitling the holders thereof to purchase shares of our Common Stock, which will result in approximately the same aggregate price being required to be paid for the common shares upon exercise of such options or warrants immediately preceding the Reverse Split.

•	the Class B Stock, Class C Stock, Class D Stock and Class E Stock shall be adjusted pursuant to the terms of the respective Certificates of Designation for each Class of Preferred Stock of the Company.

The Reverse Split will affect all of our shareholders uniformly and will not affect any shareholder’s percentage ownership interests in the Company, except to the extent that the Reverse Split results in any of our shareholders owning a fractional share. As described below, fractional shares resulting from the Reverse Split will be rounded up to the nearest whole share. The Reverse Split is not intended as, and will not have the effect of, a “going private” transaction under Rule 13e-3 of the Securities Exchange Act of 1934, as amended. We will continue to be subject to the periodic reporting requirements of the Exchange Act following the Reverse Split.

8

The following table summarizes the Company’s pro forma capitalization, as of ---, 2022, before and after giving effect to a hypothetical reverse stock split of one-for-one hundred (1 for 100):

	Prior to Reverse Stock Split (1)		After Reverse Stock Split (1)
	Common Stock	Class A Stock	Common Stock	Class A Stock

Authorized Shares:	5,000,000,000	80,000,000	5,000,000,000	80,000,000
Shares Issued and Outstanding:	96,742,752	76,108,617	967,428	761,087

Shares Available for Future Issuance	4,903,257,248	3,891,383	4,999,032,572	79,238,913

(1) Does not reflect the rounding up of fractional shares to the nearest whole share.

Reasons for the Reverse Split

We believe that the Reverse Split is in the best interest of the Company and our shareholders for several reasons. The board believes that it is in the best interest of the Company and its stockholders to approve the Reverse Split proposal in order give the board the authority to implement a Reverse Split intended to increase the Company’s bid price. The Company does not currently comply with the requirements for initial listing on either the Nasdaq Capital Market or the NYSE MKT under any of the alternative listing standards.

The board believes that the Reverse Split should also enhance the acceptability and marketability of the Common Stock to the financial community and investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of the Common Stock. Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. Brokerage houses also frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks. Further, because brokers’ commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase the Common Stock.

The Company cannot assure you that the Reverse Split will have any of the desired consequences described above.

9

Certain Risk Factors Associated with the Reverse Split

There can be no assurance that the total market capitalization of the Company’s Common Stock (the aggregate value of all the Company’s Common Stock at the then market price) after the proposed Reverse Split will be equal to or greater than the total market capitalization before the proposed Reverse Split or that the per share market price of the Company’s Common Stock following the Reverse Split will either equal or exceed the current per share market price.

There can be no assurance that the market price per new share of the Company’s Common Stock after the Reverse Split will remain unchanged or increase in proportion to the reduction in the number of old shares of the Company’s Common Stock outstanding before the Reverse Split. Accordingly, the total market capitalization of the Company’s Common Stock after the proposed Reverse Split may be lower than the total market capitalization before the proposed Reverse Split and, in the future, the market price of the Company’s Common Stock following the Reverse Split may not exceed or remain higher than the market price prior to the proposed Reverse Split.

If the Reverse Split is effected, the resulting per share stock price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of the Company’s Common Stock may not improve.

While the board believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of the Company’s Common Stock may not necessarily improve.

A decline in the market price of the Company’s Common Stock after the Reverse Split may result in a greater percentage decline than would occur in the absence of a Reverse Split, and the liquidity of the Company’s Common Stock could be adversely affected following such a Reverse Split.

If the Reverse Split is effected and the market price of the Company’s Common Stock declines, the percentage decline may be greater than would occur in the absence of a Reverse Split. The market price of the Company’s Common Stock will, however, also be based on the Company’s performance and other factors, which are unrelated to the number of shares outstanding. Furthermore, the reduced number of shares that would be outstanding after the Reverse Split could adversely affect the liquidity of the Company’s Common Stock.

Some or all of the expected benefits discussed above may not be realized or maintained. The market price of our Common Stock will continue to be based, in part, on our performance and other factors unrelated to the number of shares outstanding. A Reverse Split will reduce the number of outstanding shares of our Common Stock without reducing the number of shares of available but unissued Common Stock, which will also have the effect of increasing the number of authorized but unissued shares. The issuance of additional shares of our Common Stock may have a dilutive effect on the ownership of existing shareholders. The current economic environment, in which we operate, the substantial debt we carry and other risks which affect our ability to operate as a going concern, along with otherwise volatile equity market conditions, could limit our ability to raise new equity capital in the future.

10

Determination of Reverse Split Ratio

In asking the stockholders to approve the Reverse Split, the board also asked the stockholders to grant to the board the authority to set the ratio for the Reverse Split (provided it is not greater than 1:100) immediately prior to the consummation of the Reverse Split. Fluctuations in the market price of the Company’s Common Stock prior to the time that the Company could effect the Reverse Split require that the board have the flexibility to set the exact ratio of the Reverse Split (provided it is not greater than 1:100) immediately prior to the consummation of the Reverse Split in order to attempt to achieve the objectives of the Reverse Split. The board will set the ratio for the Reverse Split, delay or abandon the Reverse Split as it determines is advisable considering relevant market conditions from time to time. The board believes that approval of this discretion, rather than approval of a specific ratio, provides the board with maximum flexibility to react to current market conditions and to the needs of prospective investors in the Company, and to therefore act in the best interests of the Company and its stockholders. In setting the ratio for the Reverse Split, the intention of the board is to increase the stock price to a price that will best accomplish the goals of the Reverse Split, as discussed above.

Procedure for Effecting a Reverse Stock Split and Exchange of Stock Certificates

If the Board of Directors decides to implement a Reverse Split, the Company will be required to file with the Secretary of State of the State of Nevada a certificate of amendment to the Company’s Certificate of Incorporation. A reverse stock split will become effective at the time and on the date approved by the Financial Industry Regulatory Authority, Inc. (“FINRA”) for trading of our Common Stock ex-dividend, which will be referred to as the “effective time” and “effective date,” respectively. Beginning at the effective time, each certificate representing shares of Common Stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the Reverse Split.

Some of the Company’s registered stockholders hold all their shares in certificate form. No new certificates will be issued to a stockholder until such stockholder has surrendered all old certificates to the Company’s Transfer Agent. Consequently, you will need to surrender your old certificate(s) before you will be able to sell or transfer your stock.

Until surrendered, outstanding old certificates held by stockholders will be deemed to represent the number of whole shares of Common Stock to which these stockholders are entitled after taking into account the Reverse Split. If an old certificate has a restrictive legend on the back, a new certificate evidencing shares of Common Stock post Reverse Split will be issued with the same restrictive legends, if any, that are on back of the old certificate(s).

All expenses of the Reverse Split will be borne by the Company.

Stockholders should not destroy any stock certificate(s). You should not send your old certificates to the Transfer Agent until you have received the letter of transmittal.

Effect on the Company’s Convertible Securities

The number of shares of Common Stock issuable upon the exercise of the Company’s outstanding warrants will be proportionately decreased and the exercise price for such will be proportionately increased, in each case based on the Reverse Split ratio selected by the board of directors. The Class B Stock, Class C Stock, Class D Stock and Class E Stock shall be adjusted pursuant to the terms of the respective Certificates of Designation for each Class of Preferred Stock of the Company.

No Fractional Shares

No scrip or fractional share certificates will be issued in connection with the reverse stock split. Shareholders who otherwise would be entitled to receive fractional shares because they hold a number of shares of our Common Stock not evenly divisible by the Reverse Split ratio will be entitled, upon surrender of certificate(s) representing such shares, to receive an additional whole share.

11

Authorized Shares

The Reverse Split would not change the number of authorized shares of our Common Stock or any Class of Preferred Stock designated in our Articles of Incorporation. Therefore, because the number of issued and outstanding shares of our Common Stock and Class A Stock would decrease, the number of shares available for issuance under our authorized pool of Common Stock and Class A Stock would increase from approximately 4,903,257,248 shares to 4,999,032,572 shares, and the number of shares available for issuance under our authorized pool of Class A Stock would increase from approximately 3,891,383 shares to 79,238,913 shares, assuming a hypothetical one-for-one hundred Reverse Split.

These additional shares would be available for issuance from time to time for corporate purposes such as raising additional capital, making strategic acquisitions, entering into collaborative and licensing arrangements and employee recruitment and retention. We believe that the availability of the additional shares will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. Our future revenue may be insufficient to support the expenses of our operations and the planned expansion of our business. We therefore may need additional equity capital to finance our operations. We may seek to obtain such equity capital through the issuance of Common Stock or securities convertible into Common Stock. We have no present plan, commitment, arrangement, understanding or agreement regarding issuance of these additional shares of Common Stock. The issuance of a substantial number of additional common shares may result in dilution of your ownership interest in the Company.

Potential Anti-Takeover Effect

The proposed Reverse Split is not part of any plan to adopt a series of amendments having an anti-takeover effect, and the Company’s management presently does not intend to propose anti-takeover measures in future proxy solicitations. Subject to the limitations of Nevada law, it could be possible to use the additional shares of Common Stock or Class A Stock that would become available for issuance if the Reverse Split is approved to oppose a hostile takeover attempt or delay or prevent changes of control of the Company or changes in or removal of our management, including transactions that are favored by a majority of the independent shareholders or in which the shareholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. The Reverse Split is not being proposed in response to any effort, nor are we aware of any effort, to accumulate shares of our Common Stock or obtain control of the Company.

Our Articles of Incorporation and bylaws contain certain provisions that could make it more difficult for a third party to acquire a controlling interest without the consent of our board. These provisions may delay or prevent a change of control, even if the change of control would benefit the shareholders. In addition, the authority granted to the board by our Articles of Incorporation to issue shares of preferred stock and fix the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of any series so established could be used to delay or prevent a change of control. None of these provisions would be affected by the Reverse Split.

Accounting Effects of the Reverse Split

Following the effective time of the Reverse Split, the par value of our Common Stock and existing classes of preferred stock will remain at $.0001 per share. Accordingly, the aggregate par value of the issued and outstanding shares of our Common Stock and Class A Stock, and therefore the stated capital associated therewith, will be reduced, and the additional paid-in capital (capital paid in excess of the par value) will be increased in a corresponding amount for statutory and accounting purposes. If the Reverse Split is effected, all share and per share information in our financial statements will be restated to reflect the Reverse Split for all periods presented in our future filings, after the effective time of the amendment, with the SEC, as applicable. Shareholders’ equity will remain unchanged.

12

Public Trading

In order to implement a Reverse Split, our board of directors will be required to notify the FINRA of the Reverse Split, the desired Reverse Split ratio, and other information that the FINRA will require in order to approve and implement the split. In addition, the Company will notify the FINRA of the effective date of the Reverse Split, which will be deemed a “dividend distribution date” notwithstanding the fact that there will, in fact, be no distribution to our shareholders.

No Appraisal Rights

Stockholders do not have appraisal rights under Nevada Revised Statutes or under the Company’s Articles of Incorporation (as amended) in connection with the Reverse Split.

Reservation of Right to Abandon Reverse Stock Split

The Company reserves the right to abandon the Reverse Split without further action by the stockholders at any time before the effectiveness of the Reverse Split.

Circular 230 Tax Disclosures

Certain federal income tax consequences of the proposed transactions described herein are discussed below in the Sections entitled “Certain Federal Income Tax Consequences of the Reverse Stock Split”. These discussions are based upon the Internal Revenue Code, applicable Treasury Regulations, judicial authority and administrative rulings and practice, all as of the date hereof. The company has not and will not request a ruling from the Internal Revenue Service, nor an opinion of counsel, regarding these tax issues. Further, these discussions do not address all federal income tax consequences that may be relevant to a particular holder of shares of Common Stock or options or warrants to acquire Common Stock, or any foreign, state or local tax considerations.

The following disclosures are intended to comply with applicable Treasury Regulations. The discussions of certain federal income tax consequences referenced above and set forth below are not intended or written to be used, and cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer. These discussions of certain federal income tax consequences are not written to support the promotion or marketing of the transactions described herein. Accordingly, holders of Common Stock and warrants and options to acquire Common Stock are strongly urged to seek advice based on each holder’s own particular circumstances from an independent tax advisor.

Certain Federal Income Tax Consequences of a Reverse Stock Split

The following is a summary of the material U.S. federal income tax consequences of a reverse stock split. This discussion is based on the Internal Revenue Code, the Treasury Regulations promulgated thereunder, published statements by the Internal Revenue Service and other applicable authorities in effect as of the date of this Information Statement, all of which are subject to change, possibly with retroactive effect. This discussion does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. Further, it does not address any state, local or foreign income or other tax consequences. This summary also assumes that the shares of Common Stock held immediately prior to the effective time of the Reverse Split were, and the new shares received will be, held as a “capital asset,” as defined in the Internal Revenue Code (generally, property held for investment).

13

The Company believes that the material U.S. federal income tax consequences of a reverse stock split would be as follows:

•	The Company will not recognize any gain or loss as a result of the Reverse Split.

•	Stockholders will not recognize any gain or loss as a result of the Reverse Split.

•	The aggregate adjusted basis of the shares of each class of the Common Stock held following the Reverse Split will be equal to the stockholder’s aggregate adjusted basis immediately prior to the Reverse Split.

•	A stockholder’s holding period for the Common Stock the stockholder continues to hold after the Reverse Split will include the holding period for the Common Stock held immediately prior to the Reverse Split.

 The Company’s beliefs regarding the tax consequences of the Reverse Split is not binding on the Internal Revenue Service or the courts. Accordingly, the Company urges stockholders to consult with their personal tax advisors with respect to all of the potential tax consequences of the Reverse Split.

The Reverse Split will not change the number of authorized shares of Common Stock, or the relative voting power of the holders of our Common Stock. The Reverse Split would affect all of our holders of Common Stock uniformly.

There are certain risks associated with a reverse stock split, and we cannot accurately predict or assure the reverse stock split will produce or maintain the desired results. However, our Board believes that the benefits to the Company and our shareholders outweigh the risks.

 INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except as disclosed herein, no director or officer of the Company, or associate or affiliate of any of the foregoing persons, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon.

WHERE YOU CAN GET ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, proxy statements and other information with the U.S. Securities and Exchange Commission. Such reports, proxy statements and other information are available on the Commission’s website at www.sec.gov. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy our reports or other filings made with the SEC at the SEC’s Public Reference Room, located at 100 F Street, N.E., Room 1580, Washington, DC 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also access these reports and other filings electronically on the SEC’s web site, www.sec.gov.

14

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We will send only one Information Statement and other corporate mailings to Stockholders who share a single address unless we receive contrary instructions from any Stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a Stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Information is to be mailed.

By order of the Board of Directors

Date: October ---, 2022

15